CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 15, 2003 with respect to Dreyfus Premier Greater China Fund, Dreyfus Premier International Growth Fund and Dreyfus Premier Japan Fund, which are incorporated by reference, in this Registration Statement (Form N-1A 33-44254 and 811-6490) of Dreyfus Premier International Funds, Inc.

ERNST & YOUNG LLP

New York, New York
February 25, 2004